Exhibit 99.1

Rennova Health reports First quarter 2017 FINANCIAL RESULTS

WEST PALM BEACH, Fla. (May 24, 2017) – Rennova Health, Inc. (NASDAQ: RNVA) (NASDAQ: RNVAZ) (“Rennova” or the “Company”) reports financial results for the first quarter ended March 31, 2017 and provides a business update.

Rennova is a provider of an expanding number of services for healthcare providers and their patients. Historically, we have operated under one management team, but beginning in the first quarter of 2017, the Company began operating four synergistic divisions, each with specialized management. The divisions are: 1) Clinical diagnostics through our clinical laboratories; 2) Supportive software solutions to healthcare providers including Electronic Health Records (“EHR”), Laboratory Information Systems and Medical Billing services; 3) Decision support and interpretation of cancer and genomic diagnostics (Advanced Molecular Services (“AMS”) Group, Inc.); and 4) the recent addition of a hospital in Tennessee. We believe our approach will produce a more sustainable relationship and the capture of multiple revenue streams from the provision of needed services and solutions to medical providers.

Historically, we have specialized in providing urine and blood drug toxicology and pain medication testing to physicians, clinics and rehabilitation facilities in the United States. We intend to expand our business operations in each sector in which we focus and will continue to assess the best way to do so. We may consider the sale of or spin-off of one or more of our business operations if deemed to be the best way to create value for our stockholders.

Significant highlights from the first quarter of 2017 and recent weeks include:

•	Secured $9.9 million in net proceeds from private placements of convertible debentures and warrants with institutional investors
•	Narrowed loss from operations from $6.8 million for the first quarter of 2016 to $4.6 million for the first quarter of 2017
•	Formed the AMS Group to focus on precision medicine; the Group includes CollabRx, Inc., Genomas, Inc. and Alethea Laboratories, Inc., Rennova’s Las Cruces, N.M. laboratory
•	Rennova’s board of directors is considering all options to create stockholder value, and subject to required consents and approvals may spin off the Group to its stockholders
•	Appointed Scott Jenkins, Ph.D., a long-time Silicon Valley Healthcare IT executive with nearly 30 years of experience, to lead the AMS Group as chief executive officer
•	Completed a purchase agreement to acquire certain assets related to Scott County Community Hospital and changed its name to Big South Fork Medical Center
•	Genomas received a U.S. patent for a combinatorial approach to three fundamental but genetically variable routes of drug metabolism for most of the neuropsychiatric and cardio metabolic medicines in healthcare
•	Added software customers for its flagship M2Select EHR product and for M2Pro, its EHR for the ambulatory sector

Management Commentary

“Our financial results were largely as anticipated during the first quarter, and we are pleased to have narrowed our operating loss by 32%. In addition, the measures we have taken to reduce cost of goods by consolidating laboratories and lowering headcount have led to continued improvement in gross margins. Importantly, direct costs per sample decreased to $34.41 this quarter from $73.75 a year ago. Substantial non-cash interest expenses clouded our progress in the first quarter, but we continue to expect to report positive cash flow from operations before the year is out,” said Seamus Lagan, Rennova’s chief executive officer.

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“We have had further success with signing new customers, in particular adding preferred provider networks, forging contracts with third-party payers, adding Medicaid contracts and increasing the number of tests we offer in our clinical laboratory segment,” he added.

“We are looking forward to opening our Big South Fork Medical Center in Tennessee. We hoped the Center would be open before the end of the second quarter, but the licensure and inspections required mean it is more likely it will reopen early in the third quarter. The assets of this rural hospital were purchased for $1.0 million during January, having generated $12 million in revenues in 2015, the last full year it was in operation. We believe this facility will provide us with a reliable customer base and important preferred provider contracts to assure payment for services provided. It also allows us to solidify relationships with local physicians for all our offerings.

“As previously announced, in recent weeks we formed Advanced Molecular Services Group to focus on precision medicine. The Group includes CollabRx, Genomas and Alethea Laboratories. Subject to required consents and approvals, we may spin this group off to our stockholders in order to create additional value, and we are actively considering this option. The growing demand for precision medicine-based tests both on the market and being developed by this Group bodes well for the appeal of a spin-off,” Mr. Lagan concluded.

Financial Results

Net revenues for the first quarter of 2017 were $1.2 million, compared with $1.9 million for the first quarter of 2016. The decrease is mainly the result of a 64% decline in insured test volumes in the Company’s Clinical Laboratory Operations business segment. Net revenues in each of the Company’s Supportive Software Solutions and Decision Support and Informatics segments were essentially unchanged at $0.2 million for the first quarter of 2017 and 2016. In addition, the collectible portion of gross billings that was reflected in net revenues was 13% of outgoing billings determined as of March 31, 2017, compared with 17% as of March 31, 2016.

Operating expenses for the first quarter of 2017 were $5.8 million, compared with $8.6 million for the first quarter of 2016. The reduction was primarily due to a decline of $0.3 million in direct costs of revenue, a decline of $2.2 million in general and administrative expenses, a decline of $0.6 million in sales and marketing expenses, a decline of $0.1 million in engineering expenses and a decline of $0.1 million in depreciation and amortization, partially offset by $0.5 million in operating expenses related to Big South Fork Medical Center. The Company has transitioned a significant portion of its testing from external reference laboratories to internal processing, which resulted in a 53% decrease in direct costs per sample.

The Company’s loss from operations for the first quarter of 2017 was $4.6 million, compared with $6.8 million for the first quarter of 2016. The narrowing of operating loss was mainly due to expense reductions, partially offset by lower net revenues.

Net loss attributable to common stockholders for the first quarter of 2017 was $49.7 million, or $10.15 per share, compared with net loss attributable to common stockholders for the first quarter of 2016 of $4.2 million, or $8.59 per share. The increase was largely attributed to interest expense of $45.6 million, which includes a $44.1 million non-cash interest charge mainly related to the issuance of convertible debentures and warrants during the period and an additional $0.9 million for the amortization of debt discount and deferred financing costs, compared with $1.0 million in interest expense in the prior-year’s first quarter.

The Company had cash and cash equivalents of $1.4 million as of March 31, 2017, compared with $77,979 as of December 31, 2016.

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About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health
Sebastien Sainsbury, 561-666-9818
ssainsbury@rennovahealth.com

Investors
LHA
Kim Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com

(Tables to follow)

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RENNOVA HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2017	2016

Net Revenues	$1,176,113	$1,878,813

Operating expenses:
Direct costs of revenue	292,304	564,200
General and administrative expenses	4,224,239	5,954,046
Sales and marketing expenses	314,866	873,440
Engineering expenses	380,197	522,768
Bad debt expense	(2,911)	1,285
Depreciation and amortization	592,945	727,270
Total operating expenses	5,801,640	8,643,009

Loss from operations	(4,625,527)	(6,764,196)

Other income (expense):
Other income	–	100,010
Change in fair value of derivative instruments	571,719	3,433,588
Interest expense	(45,647,649)	(1,013,413)
Total other (expense) income	(45,075,930)	2,520,185

Loss before income taxes	(49,701,457)	(4,244,011)

Income tax expense	3,250	–

Net loss	(49,704,707)	(4,244,011)

Net loss per common share:
Basic and diluted	$(10.15)	$(8.59)

Weighted average number of common shares outstanding during the period:
Basic and diluted	4,897,647	493,887

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RENNOVA HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(unaudited)
ASSETS
Current assets:
Cash	$1,365,053	$77,979
Accounts receivable, net	1,297,585	1,467,580
Prepaid expenses and other current assets	206,444	216,642
Income tax refunds receivable	1,458,438	1,458,438
Total current assets	4,327,520	3,220,639

Property and equipment, net	3,594,579	3,096,602
Deposits	159,557	165,152
Other assets	231,268	–

Total assets	$8,312,924	$6,482,393

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable (includes related parties)	$3,301,427	$3,351,388
Accrued expenses	2,970,330	4,135,146
Income taxes payable	700,436	942,433
Current portion of notes payable	7,724,614	9,011,247
Current portion of notes payable, related party	243,500	328,500
Current portion of capital lease obligations	1,271,860	1,796,053
Total current liabilities	16,212,167	19,564,767

Other liabilities:
Capital lease obligations, net of current portion	1,387,272	1,774,121
Derivative liabilities	56,046,310	29,401

Total liabilities	73,645,749	21,368,289

Commitments and contingencies

Stockholders' deficit:
Series G preferred stock, $0.01 par value, 14,000 shares authorized, 215 shares issued and outstanding	2	2
Series H preferred stock, $0.01 par value, 14,202 shares authorized, 1,565 and 10,019 shares issued and outstanding	15	100
Common stock, $0.01 par value, 500,000,000 shares authorized, 5,881,670 and 2,800,377 shares issued and outstanding	58,817	28,004
Additional paid-in-capital	44,953,912	45,726,862
Accumulated deficit	(110,345,571)	(60,640,864)
Total stockholders' deficit	(65,332,825)	(14,885,896)
Total liabilities and stockholders' deficit	$8,312,924	$6,482,393

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